EXECUTION COPY
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                              RBF EXPLORATION CO.

                                    AS ISSUER

                    ----------------------------------------

                   $200,000,000 SENIOR SECURED CLASS A1 NOTES
                    $50,000,000 SENIOR SECURED CLASS A2 NOTES

                    ----------------------------------------


                              -------------------

                          THIRD SUPPLEMENTAL INDENTURE
                                  AND AMENDMENT


                          DATED AS OF FEBRUARY 20, 2001




                            THE CHASE MANHATTAN BANK

                                   AS TRUSTEE

                              -------------------

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
     This  THIRD  SUPPLEMENTAL  INDENTURE  AND  AMENDMENT  ("Third  Supplemental
                                                             -------------------
Indenture"),  dated  as  of  February 20, 2001 but effective as of the Effective
---------
Time (as hereinafter defined), is among RBF Exploration Co., a Nevada corporation (the "Issuer"), BTM Capital Corporation, a Delaware corporation (the
                  ------
"Original  Owner"),  RBF  Nautilus Corporation, a Delaware corporation (the "New
 ---------------                                                             ---
Owner"),  Nautilus  Exploration  Limited,  a  company incorporated in the Cayman
-----
Islands  (the "Standby Purchaser"), R&B Falcon Deepwater (UK) Limited, a company
               -----------------
incorporated in England and Wales (the "Lessee") and The Chase Manhattan Bank, a
                                        ------
New  York  banking  organization,  as  successor Trustee to Chase Bank of Texas,
N.A.,  as  Trustee  (the  "Trustee").
                           -------

                                    RECITALS
                                    --------

     WHEREAS, the Issuer and the Trustee entered into, among other things, a Trust Indenture and Security Agreement, dated as of August 12, 1999 as supplemented and amended by a certain Supplemental Indenture and Amendment dated as of February 1, 2000 among the Issuer, the Original Owner and the Trustee, and as further supplemented and amended by a certain Second Supplemental Indenture and Amendment dated as of June 2, 2000 among the Issuer, the Original Owner, the Standby Purchaser, the Lessee and the Trustee (as may be further amended, the "Indenture"); and
 ---------

     WHEREAS, the Indenture provides that the Original Owner shall take appropriate action on or before February 28, 2001 to transfer all of its right, title and interest in the Drilling Rig (as defined in the Indenture) to another entity; and

     WHEREAS, the Original Owner, the New Owner, the Issuer, the Standby Purchaser, the Lessee, RBF II Exploration Inc., a Nevada corporation, and the Trustee contemporaneously herewith will enter into an Assignment and Assumption Agreement ("Assignment and Assumption Agreement") whereby the Original Owner
             --------------------------------------
shall in consideration of the New Owner assuming the Original Owner's obligations under those Project Documents to which the Original Owner is a party, as provided for and set forth in the Assignment and Assumption Agreement, transfer all of its right, title and interest in, among other things, the Drilling Rig to the New Owner, such transfer of the Drilling Rig to be evidenced by a Bill of Sale executed by the Original Owner ("Bill of Sale"); and
                                                             ------------

     WHEREAS, in connection with the execution and delivery of the Assignment and Assumption Agreement, the Bill of Sale and this Third Supplemental Indenture, the Original Owner, New Owner and Trustee contemporaneously herewith will enter into an Assignment, Third Amendment and Supplement to First Naval Mortgage ("Addendum" and together with the Assignment and Assumption Agreement,
            --------
the  Bill  of Sale and any other agreements listed on Exhibit A hereto, the "New
                                                                             ---
Owner  Transaction  Documents");  and
-----------------------------

     WHEREAS, Section 13.8 of the Indenture provides that the Indenture may be amended or supplemented subject to the provisions of Article 11 thereof; and

     WHEREAS, the Performance Bond (as defined in the Indenture) has expired by its terms and the Trustee has returned the Performance Bond to the Sureties (as defined in the Indenture); and

     WHEREAS, pursuant to Section 11.2 of the Indenture, each of the Note Holders have consented to the Trustee entering into this Third Supplemental Indenture and each other New Owner Transaction Document to which the Trustee is a party; and

     WHEREAS, the Issuer, the Original Owner, the New Owner, the Standby Purchaser, the Lessee and the Trustee (the "Parties") now desire, with the
                                                  -------
consent of each of the Note Holders, to amend and supplement the Indenture to consent to and provide for the transactions above described and to allow for and make the New Owner a party thereto;

     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Parties covenant and agree for the equal and proportionate benefit of the respective Note Holders as follows:

                                    ARTICLE I

                                    GENERAL
                                    -------

     Section 1.01. This Third Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. From the Effective Time, in accordance with Section 13.8 and Article 11 of the Indenture, and by executing and delivering this Third Supplemental Indenture, the Parties whose signatures appear below are subject to all of the provisions of the Indenture and this Third Supplemental Indenture.

     Section 1.02. Capitalized terms not otherwise defined herein shall have the respective meaning ascribed thereto in the Indenture.

                                   ARTICLE II

                                TRUSTEE CONSENTS
                                -----------------

     Section 2.01. With the express written consent of each of the Note Holders and the Liquidity Provider (Swiss Re), the Trustee hereby consents, to the extent required by the provisions of the Indenture (including, without limitation, the provisions of Section 4.01 of the Supplemental Indenture), to the execution and delivery by the Parties thereto of each of the New Owner Transaction Documents.

     Section 2.02. With the express written consent of each of the Note Holders and the Liquidity Provider (Swiss Re), the Trustee hereby consents to the transfer of the Drilling Rig by the Original Owner to the New Owner pursuant to the Assignment and Assumption Agreement subject to the existing security interests and liens in favor of the Trustee under the Indenture, the First
Preferred Ship Mortgage and the Second Naval Mortgage dated June 2, 2000 in favor of Sovereign Corporate Limited.

                                  ARTICLE III

                          NEW OWNER SECURITY INTEREST
                         ------------------------------

     Section 3.01. To secure the prompt and complete payment of the principal of, and interest and any applicable Make-Whole Amount on, all of the Notes issued and delivered and Outstanding, the payment of all other sums owing under the Indenture and under all other Project Documents (the "Project
                                                                         -------
Indebtedness")  and  the performance of the covenants contained in the Indenture
------------
and in all other Project Documents, and in consideration of the premises and of the covenants contained herein and the sum of One Dollar ($1.00) paid by the Trustee to the New Owner at or before the delivery hereof, the receipt and sufficiency whereof are hereby acknowledged, the New Owner does hereby acknowledge, ratify and confirm all security interests heretofore granted pursuant to the First Preferred Ship Mortgage and the Indenture in the following described Properties and, in furtherance thereof, has also hereby granted, bargained, sold, conveyed, assigned, transferred, mortgaged, affected, pledged, set over, confirmed, granted a continuing security interest in, and hypothecated and does hereby grant, bargain, sell, convey, assign, transfer, mortgage, affect, pledge, set over, confirm, grant a continuing security interest to the Trustee and to any co-trustee or separate trustee hereafter acting pursuant to the Indenture, and to their respective successors and assigns in trust forever (subject to Section 12.1 of the Indenture), all of its right, title and interest in, to and under the following described Properties whether now owned, existing or hereafter acquired or arising (all of such Properties, including without limitation all properties hereafter specifically subjected to the liens of the Indenture by any indenture supplemental thereto to which the New Owner has consented  in  writing,  being  hereinafter collectively referred to as the "New
                                                                             ---
Owner  Trust  Estate"):
--------------------

          (a)  the  Equipment  and  the  Drilling  Rig;

          (b) all accounts and General Intangibles (including, without limitation, the Operation and Maintenance Agreement and all instruments, chattel paper, documents, deposit accounts and investment property now owned or hereafter acquired) together with any amendments or modifications to the foregoing;

          (c) any insurance proceeds (other than insurance proceeds payable to the New Owner under liability policies for tort, environmental and similar liabilities), condemnation proceeds and the accounts, issues, profits, products, revenues and other income of and from the Drilling Rig and/or the Equipment and all the estate, right, title and interest of every nature whatsoever of the New Owner in and to the same and every part thereof; and

          (d)  all  proceeds  and  products  of  any  of  the  foregoing.

     This security interest is granted under and pursuant to the Indenture and all of the New Owner Trust Estate is and shall be considered a part of the Collateral and the Trust Estate under and pursuant to the Indenture and this Third Supplemental Indenture for all intents and purposes. Subject to the provisions of Article IV and Article VI hereof, all of the terms and conditions of the Indenture with respect to the Collateral and the Trust Estate shall apply to the New Owner Trust Estate. Specifically and in this connection the provisions of Sections 7.4 through and including 7.12 of the

Indenture  apply to the New Owner Trust Estate and, subject to the provisions of
Article VI hereof, the provisions of such Sections with respect to the "Issuer" apply equally to the New Owner.

                                   ARTICLE IV

                              NEW OWNER COVENANTS
                              -------------------

     Section 4.01. Notwithstanding any of the foregoing consents or any other provisions hereof, the New Owner agrees to comply with all the terms and provisions of the Indenture applicable to the Original Owner (in its capacity as Independent Owner under the Supplemental Indenture and in its capacity as Owner under the Second Supplemental Indenture) and hereby assumes all duties, obligations and liabilities of every kind and character of the Original Owner (in the capacities aforesaid) under the Indenture, whether or not attributable to periods of time before or after the Effective Time, and all references in the Indenture to the Additional Trust Estate shall be deemed to refer to the Collateral.

     Section 4.02. The New Owner hereby assumes and agrees to pay as and when due the Project Indebtedness. The New Owner agrees that any and all payments and other proceeds paid or payable from or under the New Owner Trust Estate shall be paid into the Collection Account established under Section 4.3 of the Indenture and applied as provided therein. Notwithstanding the foregoing, the Issuer remains fully and completely liable to pay the Project Indebtedness as and when due.

     Section 4.03. Until 367 days have elapsed following payment and satisfaction of all Notes, the New Owner shall not change its legal structure to anything other than a corporation and shall observe the applicable legal requirements for the recognition of the New Owner as a legal entity separate and apart from its stockholders and their Affiliates, the Original Owner and its Affiliates and the Issuer and its Affiliates (collectively, the "Associated
                                                                      ----------
Entities"),  including,  without  limitation,  compliance  with  the  following:
--------

          (a) the New Owner shall maintain separate corporate records, books of account and financial statements (each of which shall be sufficiently full and complete to permit a determination of the New Owner's assets and liabilities and to permit a determination of the obligees thereon and the time for performance on each of the New Owner's obligations) from those of any of the Associated Entities;

          (b) the New Owner shall not commingle any of its assets or funds with those of any of the Associated Entities;

          (c) the board of directors of the New Owner shall be elected independently from the board of directors of any of the Associated Entities and shall at all times include at least one independent director (except in the case of death, incapacity, resignation or removal, and in any such case said independent director shall be promptly replaced) from each of the Associated Entities;

          (d) the board of directors and stockholders of the New Owner shall hold all regular and special meetings appropriate to authorize corporate actions. Regular meetings of directors will be held at least annually. The board of directors may act from time to time through one or more committees of the board in accordance with the New Owner's by-laws. Appropriate minutes of all meetings of board of directors (and committees thereof) and of the stockholders' meetings shall be kept by the New Owner;

          (e) the New Owner shall act solely in its own corporate name and through its own authorized officers and agents. None of the Associated Entities shall be appointed agent of the New Owner other than as permitted or required by the Project Documents;

          (f) the New Owner shall at all times hold itself out to the public under the New Owner's own name as a legal entity separate and distinct from any of the Associated Entities (the foregoing to include, but not be limited to the use of materially separate and distinct letterhead);

          (g) all financial reports prepared by the New Owner shall comply with GAAP and shall be issued separately from any reports prepared for any of the Associated Entities; and

          (h) if required by GAAP, the financial reports of each of the Associated Entities shall disclose the separateness of the New Owner and that the Collateral is owned by the New Owner and is not available to creditors of any of such Associated Entities.

     Section 4.04. The New Owner agrees to not enter into, and is currently not a party to, any contract or agreement other than the New Owner Transaction Documents and that certain Facilitation Agreement dated as of February 20, 2001 (the "Facilitation Agreement") among New Owner, J.H. Management Corporation and
       ----------------------
Parent; provided that, the New Owner may become a party to any amendment or supplement to, or other agreement contemplated by, the Facilitation Agreement or any Project Document that is entered into in accordance with the terms of such Facilitation Agreement or Project Document.


                                    ARTICLE V

                            AMENDMENTS TO INDENTURE
                            -----------------------

     Section 5.01. Section 1.1 of the Indenture is hereby amended by adding the following new definitions where alphabetically appropriate, which read in their entirety as follows:

     Addendum  shall have the meaning given in the Third Supplemental Indenture.
     --------

     New  Owner  means  RBF  Nautilus  Corporation,  a  Delaware  corporation.
     ----------

     New  Owner  Party  means  New  Owner,  any  shareholder of New Owner or any
     -----------------
Affiliate  of  any  of  the  foregoing.

     Original  Owner  means  BTM  Capital  Corporation,  a Delaware corporation.
     ---------------

     Third  Supplemental  Indenture  means  the Third Supplemental Indenture and
     ------------------------------
Amendment dated as of February 20, 2001 among Issuer, Original Owner, New Owner, Standby Purchaser, Lessee and Trustee.

     Section 5.02. (a) Section 1.1 of the Indenture is hereby amended by replacing the following defined terms with the definitions herein stated, which read in their entirety as follows:

     Project  Documents  means  both the Project Documents previously defined in
     ------------------
the Indenture together with the New Owner Transaction Documents defined in the Third Supplemental Indenture.

     (b) The definition of "First Preferred Ship Mortgage" shall be deemed to include the Addendum.

     Section 5.03. Clauses (b), (j) and (q) of Section 7.1 of the Indenture are hereby amended respectively to hereafter read in their entirety as follows:

          "(b) any representation, warranty or certification at any time made or deemed made herein or in any other Project Document by the Issuer, Parent, New Owner, Lessee, Standby Purchaser or Lessor, or any certificate furnished to any Purchaser or other holder of any Note or the Trustee pursuant to the provisions hereof or any other Project Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or"

          "(j) Parent, SDDI, Royal Dutch Shell, RBF II, New Owner (but only with respect to (d), (e) or (f)), Sovereign, Lessor Parent, the Standby Purchaser (at any time that Sovereign or the Standby Purchaser is a party to the Hire Purchase Agreement or has title to the Drilling Rig) or the Lessee takes, suffers or permits to exist with respect to itself any of the events or conditions of the type referred to in paragraphs (d), (e), (f) or
     (i)  hereof;  or"

          "(q) Any default occurs in the covenants or obligations of the (i) New Owner under the Indenture (including, without limitation, the Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture), the First Preferred Ship Mortgage or the Deed of Proceeds or
     (ii) Standby Purchaser or the Lessee under the Second Supplemental Indenture, the Deed of Proceeds or, with respect to the Standby Purchaser, any other Standby Purchaser Document or, with respect to the Lessee, any other Lessee Document (iii) Lessor under the Deed of Proceeds or (iv) the Trustee receives a notice from the New Owner pursuant to the second sentence of Section 4.02(a)(E) of the Supplemental Indenture; and, for the avoidance of doubt, the occurrence and continuation of a Termination Event under the Lease shall not of itself constitute an Indenture Event of Default unless the event or condition giving rise to the Termination Event is also stated to be a default under this Indenture or such Termination Event creates an Indenture Event of Default under the Indenture."

     Section 5.04. Section 13.3 of the Indenture is amended by adding the following notice provision following the mail address of the Trustee:

          If  to  the  New  Owner:
          RBF  Nautilus  Corporation
          c/o  J.H.  Management
          P.O.  Box  4024
          Boston,  MA  02101

     Section 5.05. Each and every reference to the term "Owner" in Sections 9.01, 9.02 and 10.03 of the Second Supplemental Indenture shall be deemed to include the New Owner.

                                   ARTICLE VI

                          CERTAIN ADDITIONAL AGREEMENTS
                          -----------------------------

     Section  6.01     Nothing  in  Article  IV  or  elsewhere  in  this  Third
Supplemental Indenture shall relieve the Issuer from any of the covenants and obligations of the Issuer under and pursuant to the Indenture as amended and supplemented hereby and notwithstanding the ownership of the Drilling Rig by the New Owner, the Issuer remains fully responsible and liable (including, without limitation, as if it was the owner of the Drilling Rig) for the performance and compliance with all covenants and obligations of the Issuer under the Indenture as amended and supplemented hereby and the First Preferred Ship Mortgage. Further, the Issuer hereby covenants and agrees to perform all of the obligations of the New Owner under the Indenture as supplemented and amended hereby, the First Preferred Ship Mortgage and under all other Project Documents.

     Section 6.02 Immediately upon the Effective Time, the Original Owner is discharged from all liabilities and obligations with respect to the Indenture and any other Project Documents, other than accrued and then existing defaulted obligations. Notwithstanding the foregoing, the Original Owner (including, without limitation, its officers, directors, stockholders and subscribers for capital stock) retains a non-exclusive right to indemnity, compensation and insurance against protection and indemnity risks to the extent provided in the Indenture insofar as they relate to events occurring on or prior to the Effective Time.

     Section 6.03 No party (other than the New Owner itself) to this Third Supplemental Indenture shall have any claim, remedy or right to proceed against any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of, J.H. Management Corporation or the New Owner (each such person being a "Protected Entity") with respect to any obligations under any of the Project Documents, whether by virtue of any constitutional provision, statute or rule of law or by enforcement of any penalty or assessment or otherwise, in respect of any claim it might have against the New Owner or in respect of any act or omission of a Protected
Entity, and any such Protected Entity may rely on this Section 6.03 to that extent.

                                   ARTICLE VII

                           CONDITIONS TO EFFECTIVENESS
                           ---------------------------

     Section 7.01. This Third Supplemental Indenture shall become effective upon the date and time (the "Effective Time") that is the later of (a) the date of its execution and delivery of this Third Supplemental Indenture by each of the Issuer, the Owner, the New Owner, the Standby Purchaser, the Lessee and the Trustee and (b) the date that all of the following conditions (with each document referenced being in form and substance satisfactory to the Trustee) have been completed:

     (a) each of the New Owner Transaction Documents have been executed and delivered by all parties thereto;

     (b) the representations and warranties set out in the Assignment and Assumption Agreement are true and correct in all material respects;

     (c) each of the RBF Parties, the New Owner, the Lessee and the Standby Purchaser shall have performed and complied with and shall continue to be in compliance with all of the Project Documents to which each is a party ;

     (d) all necessary or appropriate financing statements and other filing and recording documents necessary to properly perfect the liens and security interests evidenced by the Indenture and each of the New Owner Transaction Documents which grants a lien, security interest or assignment in favor of the Trustee shall have been executed and delivered to the Trustee;

     (e) opinions of counsel from each of Ropes & Gray, Gardere Wynne Sewell & Riggs, L.L.P., General Counsel of R&B Falcon Corporation and its subsidiaries, Watson Farley & Williams, Norton Rose, Jackson Walker, LLP, Maples & Calder Europe, Dewey Ballantine LLP and Benedetti & Benedetti shall have been delivered to the Note Holders and the Trustee;

     (f) a letter shall have been received by the Trustee from Standard and Poor's Rating Services, a division of The McGraw Hill Companies, Inc., confirming the rating of the Class A1 Notes as AA or better, and a letter shall have been issued by the Trustee from Duff & Phelps Credit Rating Co. confirming the rating of the Class A1 Notes as AA or better and the rating of the Class A2 Notes as BBB+ or better;

     (g) appropriate UCC searches shall have been received by the Trustee establishing that the security interest granted pursuant to Article III of this Third Supplemental Indenture is first priority;

     (h) a certificate or certificates shall have been received by the Trustee from appropriate insurance brokers reflecting that all insurance remains in full force and effect after giving effect to this Third Supplemental Indenture and the other New Owner Transaction Documents; and

     (i) the Issuer shall have paid the reasonable fees, charges and disbursements of special counsel to each of the Class A1 Note Holders, the Class A2 Note Holders, Credit Support Parties, the Trustee, the Proceeds Account Bank and of special United Kingdom Counsel to all of the Class A1 Note Holders, the Class A2 Note Holders and Credit Support Parties; provided that such fees are reflected in a statement of each such counsel rendered to the Issuer at least one Business Day prior to the date hereof.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     Section 8.01. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note Holder heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of the Indenture as amended by the Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture shall be read together as though they constitute a single instrument.

     Section 8.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

     Section 8.03. THE GOVERNING LAW AND SUBMISSION TO JURISDICTION PROVISIONS OF THE INDENTURE, INCLUDING BUT NOT LIMITED TO THE APPLICATION OF THE LAWS OF THE STATE OF NEW YORK, SHALL ALSO GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS THIRD SUPPLEMENTAL INDENTURE. For this purpose the term "Issuer" in Sections 13.4(b), 13.4(d) and 13.4(e) of the Indenture shall also be deemed to include the New Owner.

     Section 8.04. The Issuer represents, warrants and reaffirms that each of the representations and warranties contained in Article 5 of the Note Purchase Agreements were correct in all material respects as of the date such representations and warranties were made and are correct in all material respects as of the date hereof.

     Section 8.05. All rights of the Trustee and security interests hereunder, and all obligations of the New Owner hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of any of the Project Documents or any other agreement or instrument relating thereto (other than against the Trustee);

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations under the Project Documents, or any other amendment or waiver of or any consent to any departure from the Project
     Documents  or  any  other  agreement  or  instrument  relating  thereto;

          (c) any exchange, release or non-perfection of any collateral, or any release of any party liable on the Project Indebtedness, or amendment or waiver of or consent to any departure from any guaranty for all or any of the obligations under the Project Documents;

          (d) any change in the number or identity of the Lessee, the Issuer, the Original Owner or the Standby Purchaser; or

          (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the New Owner.

     Section  8.06.  The  Parties  may  sign  any number of copies of this Third
Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.


                          [NEXT PAGE IS SIGNATURE PAGE]

     IN WITNESS WHEREOF, the Parties hereto have caused this Third Supplemental Indenture to be duly executed as of the Effective Time.


ATTEST:                                  RBF  EXPLORATION  CO.


                                         By /s/ ERIC B. BROWN
                                            ------------------------------------
Name:                                    Name:  Eric B. Brown
     -------------------------                ----------------------------------
Title:                                   Title: Vice President
      ------------------------                 ---------------------------------


ATTEST:                                  RBF  NAUTILUS  CORPORATION


                                         By /s/ R. DOUGLAS DONALDSON
                                            ------------------------------------
Name:  Rosa Olweri                       Name:  R. Douglas Donaldson
     -------------------------                ----------------------------------
Title: Vice President                    Title: Treasurer
      ------------------------                 ---------------------------------


ATTEST:                                  BTM  CAPITAL  CORPORATION


                                         By /s/ DAVID A. MEEHAN
                                            ------------------------------------
Name:                                    Name:  David A. Meehan
     -------------------------                ----------------------------------
Title:                                   Title: President and CEO
      ------------------------                 ---------------------------------


ATTEST:/s/ C.C. JOHNSON                  NAUTILUS  EXPLORATION  LIMITED


                                         By /s/ NEAL WING
                                            ------------------------------------
Name:  C.C. Johnson                      Name:  Neal Wing
     -------------------------                ----------------------------------
Title: Solicitor                         Title: Attorney in Fact
      ------------------------                 ---------------------------------

ATTEST: /s/ ARVID SLADE                  R&B FALCON DEEPWATER (UK) LIMITED


                                         By /s/ HELEN PALMER
                                            ------------------------------------
Name:  Arvid Slade                       Name:  Helen Palmer
     -------------------------                ----------------------------------
Title: Trainee Solicitor                 Title: Attorney in Fact
      ------------------------                 ---------------------------------


ATTEST: /s/ ARLA K. SCOTT                THE  CHASE  MANHATTAN  BANK


                                         By /s/ MAURI J. COWEN
                                            ------------------------------------
Name:  Arla K. Scott                     Name: Mauri J. Cowen
     -------------------------                ----------------------------------
Title: Assistant Vice President          Title: Vice President and Trust Officer
       And Trust Officer                       ---------------------------------
      ------------------------

                                    Exhibit A
                                    ---------

                     List of New Owner Transaction Documents

1.     Third  Supplemental  Indenture
2.     Assignment  and  Assumption  Agreement
3.     Bill  of  Sale
4.     Addendum
5.     Assignment  and  First  Addendum  to  Second  Naval  Panamanian  Mortgage
6. Acknowledgment of Rig Ownership and Ratification of Operation and Maintenance Agreement
7.     Supplemental  Agreement  by  Sovereign  to Lessee dated February 20, 2001
8.     Supplemental  Account  Mandate  Letter
9.     Supplemental  Lessor  Support  Letter